Exhibit 32.1

WRITTEN STATEMENT

OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL

OFFICER

PURSUANT TO 18 U.S.C. 13350

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and the Chief Financial Officer of Veri-Tek International, Corp. (the “Company”), hereby certify that, to the best of our knowledge, Amendment No. 1 to the Quarterly Report of the Company on Form 10-Q/A for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2007	By:	/s/ David J. Langevin

Chairman and Chief Executive Officer
Veri-Tek International, Corp.

Dated: May 16, 2007	By:	/s/ David H. Gransee

Vice President and Chief Financial Officer
Veri-Tek International, Corp.